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As filed with the Securities and Exchange Commission on December 17, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TENNESSEE COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Tennessee	62-1815881
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

381 Mallory Station Road, Suite 207
Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Tennessee Commerce Bancorp, Inc. 2007 Equity Plan

(Full title of the plan)

Frank Perez

Tennessee Commerce Bancorp, Inc.

381 Mallory Station Road, Suite 207

Franklin, Tennessee 37067

(Name and address of agent for service)

(615) 599-2274

(Telephone number, including area code, of agent for service)

Copy to:

E. Marlee Mitchell, Esq.

Waller Lansden Dortch & Davis, LLP

511 Union Street, Suite 2700

Nashville, Tennessee 37219-1760

(615) 244-6380

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.50 per share (1)	1,000,000	$4.06	(2)	$4,060,000	$289

(1)                                  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the plan by reason of a stock dividend, stock split, recapitalization or other similar transaction.

(2)                                  Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices of the Registrant’s common stock on the NASDAQ Global Market on December 16, 2010.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is filed by Tennessee Commerce Bancorp, Inc., a Tennessee corporation (the “Company”), to register an additional 1,000,000 shares of the Company’s common stock, par value $0.50 per share (the “Common Stock”), issuable under the Company’s 2007 Equity Plan (the “Plan”), as amended. The additional shares are to be issued pursuant to an amendment to the Plan approved by the Company’s shareholders on May 20, 2010.

The Company previously registered an aggregate of 1,000,000 shares of Common Stock for issuance under the Plan under the Company’s Registration Statement on Form S-8 (Reg. No. 333-148415), which is hereby incorporated by reference herein, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                           Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)                                  The Company’s Annual Reports on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2009;

(b)                                 The Company’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2010, June 30, 2010 and September 30, 2010;

(c)                                  The Company’s Current Reports on Form 8-K and/or 8-K/A filed with the Commission on March 18, 2010 (amended on March 18, 2010), May 21, 2010, May 24, 2010, May 25, 2010, July 26, 2010, July 27, 2010 (amended on July 27, 2010), July 28, 2010 (amended on July 29, 2010), August 6, 2010, August 11, 2010 and November 4, 2010;

(d)                                 The Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 16, 2010; and

(e)                                  The description of the Company’s common stock and preferred stock contained in the Company’s Registration Statement on Form 10 filed with the Commission on April 29, 2005, and amended by Amendment No. 1 to Form 10 filed with the Commission on August 5, 2005, and Amendment No. 2 to Form 10 filed with the Commission on September 8, 2005, and any other amendment or report filed for the purpose of updating such description.

All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                                                           Exhibits.

Exhibit Number		Description of Exhibits

4.3	–	Form of Stock Certificate (1)
4.4	–	Amendment to the Tennessee Commerce Bancorp, Inc. 2007 Equity Plan (2)
5.1	–	Opinion of Waller Lansden Dortch & Davis, LLP
23.1	–	Consent of Waller Lansden Dortch & Davis, LLP (included in opinion filed as Exhibit 5.1)
23.2	–	Consent of KraftCPAs PLLC
24.1	–	Power of Attorney (included on page 3)

(1)                                  Filed as an exhibit to the Company’s Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on December 17, 2010 (Registration No. 333-171255), and incorporated herein by reference.

(2)                                  Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on August 12, 2010, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on December 16, 2010.

TENNESSEE COMMERCE BANCORP, INC.

By:	/s/ Frank Perez
Frank Perez
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Sapp and Frank Perez, and each of them, his true and lawful attorney-in-fact, as agent and with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and any registration statement related to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents in full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or be in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael R. Sapp	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) and Director	December 16, 2010
Michael R. Sapp

	Chief Operating Officer and Director	December 16, 2010
H. Lamar Cox

/s/ Frank Perez	Chief Financial Officer (Principal Financial and Accounting Officer)	December 16, 2010
Frank Perez

/s/ Paul W. Dierksen	Director	December 16, 2010
Paul W. Dierksen

/s/ Dennis L. Grimaud	Director	December 16, 2010
Dennis L. Grimaud

/s/ Arthur F. Helf	Director	December 16, 2010
Arthur F. Helf

	Director	December 16, 2010
William W. McInnes

/s/ Thomas R. Miller	Director	December 16, 2010
Thomas R. Miller

/s/ Darrel Reifschneider	Director	December 16, 2010
Darrel Reifschneider

	Director	December 16, 2010
Dr. Paul A. Thomas

INDEX TO EXHIBITS

Exhibit Number		Description of Exhibits

4.3	–	Form of Stock Certificate (1)
4.4	–	Amendment to the Tennessee Commerce Bancorp, Inc. 2007 Equity Plan (2)
5.1	–	Opinion of Waller Lansden Dortch & Davis, LLP
23.1	–	Consent of Waller Lansden Dortch & Davis, LLP (included in opinion filed as Exhibit 5.1)
23.2	–	Consent of KraftCPAs PLLC
24.1	–	Power of Attorney (included on page 3)

(1)                                  Filed as an exhibit to the Company’s Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on December 17, 2010 (Registration No. 333-171255), and incorporated herein by reference.

(2)                                  Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on August 12, 2010, and incorporated herein by reference.